FORM N-SAR
Exhibit 77Q1(e)

THE MAINSTAY FUNDS
811-04550
For Period Ended 4/30/16


 Investment Advisory Contracts

The following documents were previously filed with Post-Effective Amendment No. 129 to the Registrant's registration statement filed on February 29, 2016, accession number 0001193125-16-483035.

1.	 Amendment dated February 28, 2016 to the
Winslow Subadvisory Agreement